Exhibit 10.3

CONTRIBUTION AGREEMENT
(SAM Investments, Inc. — $528,529)

This CONTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of February 17, 2016 (the “Effective Date”), by and among SAM Investments, Inc., an Illinois corporation (the “Contributor”), Gunbarrel Road Alamosa, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (the “Recipient”), Gladstone Land Corporation, a Maryland corporation (the “REIT”), Gladstone Land Partners, LLC, a Delaware limited liability company (the “General Partner”), and Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”, and together with the REIT, the General Partner and the Recipient, the “Recipient Parties”).

W I T N E S S E T H:

WHEREAS, the Contributor has, subject to the terms and conditions enumerated herein, agreed to contribute and transfer, and the Recipient has agreed to, directly or indirectly, acquire all of the rights, title and interest in the Property (the “Transactions”); and

WHEREAS, the parties intend to treat the contribution and transfer of the Property in exchange for the OP Units to be issued hereunder as a nontaxable contribution to a “partnership” in exchange for an interest in the “partnership” for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Contributor and the Recipient Parties shall report the transactions hereunder in a manner consistent with this intention unless otherwise required by applicable law.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. Definitions.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings when capitalized throughout this Agreement:

“Agreed Price” shall mean Five Hundred Twenty Eight Thousand Five Hundred Twenty Nine and NO/100 Dollars ($528,529.00) less the prorations and adjustments credited or charged to the Contributor pursuant to this Agreement.

“Closing Date” shall mean the day which is one (1) business day after the expiration of the Inspection Period.

“Closing Consideration” shall mean that number of OP Units rounded to the nearest whole number determined by dividing the Agreed Price by the Price per OP Unit.

“Contracts” shall mean, collectively, any and all service, maintenance, management or other contracts or agreements with third parties relating to or affecting the Property.

“Contributor’s Address” shall mean:

SAM Investments, Inc.
Attn: Steve Klemen
312 E. Buffalo Street, Suite 300
Milwaukee, WI 53202
(414) 431-3017 (T)
(414) 431-3063 (F)
Email: sklemen@crabel.com

With Copy to:

McClure & Eggleston, LLC
Attn: Peter M. Eggleston
1600 Broadway, Suite 920
Denver, CO 80202
(303) 953-5810 (T)
(303) 888-1866 (C)
(303) 294-0824 (F)

Email: peggleston@melawllc.com

With Additional Copy to:

Whyte Hirschboeck Dudek S.C.Attn: James R. Lowe
555 East Wells Street, Suite 1900

Milwaukee, WI 53202-3819

(414) 978-5417 (T)(414) 223-5000 (F)
Email: jlowe@whdlaw.com

“Due Diligence Materials” shall mean those materials and information more particularly described on Exhibit C attached hereto and incorporated by reference herein.

“Earnest Money” shall mean the sum of Five Thousand Two Hundred Eight Five and NO/100 dollars ($5,285.00), together with all interest accrued thereon.

“Governmental Entity” shall mean any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, or domestic or foreign.

“Government Payments” shall mean all federal, state and local government payments, benefits and entitlements associated with or applicable to the Property or any crops grown thereon, including without limitation any applicable direct payments or counter-cyclical payments under the Farm Security and Rural Investment Act of 2002, as amended.

“Inspection Period” shall mean the period beginning on the Effective Date and ending at 5:00 p.m. local time at the Property on March 2, 2015.

“Improvements” shall mean all buildings, structures, and a grain storage facility, and one (1) residence, together with all other appurtenances or other facilities currently existing on the Property.

“Land” shall mean that certain real property located in Saguache County, State of Colorado, comprising approximately 160 gross acres, as more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all rights (including without limitation all mineral rights, timber rights, and development rights), easements, hereditaments and appurtenances thereunto belonging.

“Lease” shall mean that certain lease to be effective as of the Closing Date by and between Recipient or its permitted assignee, as landlord, and Tenant, in the form attached hereto as Exhibit D and incorporated herein by reference.

“Lease Guarantor” shall mean Ernest Myers and Virginia Myers, jointly and severally.

“Lease Guaranty” shall mean that certain Guaranty of Agricultural Lease dated February 11, 2016 executed by Lease Guarantor in favor of Recipient, as landlord under the Lease, and guarantying the obligations of Tenant under the Lease.

“OP Units” shall mean units of limited partnership interest in the Operating Partnership.

“Owners of Contributor” shall mean Steve Klemen, Andrew Klemen and Mark Klemen.

“Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 7, 2014, as amended from time to time.

“Personal Property” shall mean any personal property used by Contributor in conducting farming or in connection with operations or the processing or storage of crops at the Property that will be conveyed to Recipient as part of this transaction, if any, as more particularly described on Exhibit B attached hereto and incorporated by reference herein. For the purposes hereof, the portion of the Closing Consideration allocated to the Personal Property shall be $35,000.00.

“Price per OP Unit” shall mean Eight Dollars and Eighty Five Cents ($8.85).

“Property” shall mean the Land, Improvements, and any Personal Property, specifically including without limitation all Water Rights.

“Recipient’s Address” shall mean:

Gladstone Land Corporation
Attention: Bill Hughes
106 E. Apple Street
Freeburg, IL 62243
(618) 606-2887(T)
(618) 539-9885 (F)
Email: bill.h@gladstonecompanies.com

With copy to:

Gladstone Land Corporation
Attn: Joseph Van Wingerden
1521 Westbranch Drive
Suite 200
McLean VA 22102
(703) 287-5914 (T)
(703) 287-5801 (F)
Email: Joe.V@gladstonecompanies.com

With additional copy to:

Bass Berry & Sims PLC
Attention: Robert P. McDaniel, Jr.
100 Peabody Place, Suite 900
Memphis, TN 38103
(901) 543-5946 (T)
(888) 765-6437 (F)
Email: rmcdaniel@bassberry.com.

“Related Agreements” shall mean those agreements set forth on Schedule 1 attached hereto and incorporated herein by reference.

“Rule 3-14 Audit” means any audit required to comply with Rule 3-05 and/or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission of the United States.

“Tenant” shall mean M&M Grain and Produce, LLC.

“Title Company” shall mean: Chicago Title Insurance Company.

“Title Company’s Address” shall mean:

Chicago Title Insurance Company
Attn: Melodie T. Rochelle
Vice President and Sr. Commercial Title Office
5516 Falmouth St., Ste. 200
Richmond, VA 23230
(804) 521-5713 (T)

(804) 521-5756 (F)

(804) 477-4771 (C)

Email: melodie.rochelle@fnf.com

“Water Rights” shall mean any and all water and water rights, well(s) and well rights and well structures, ditch(es) and ditch rights and surface rights and interests that are appurtenant to or available for use on the Property that exist on the Effective Date.

(b) Additional Defined Terms. Terms that are not defined in Section 1(a) have the meanings set forth in the sections below by using the convention of placing such terms in quotations.

2. Contribution and Exchange. Subject to the terms and conditions set forth herein and in exchange for the Closing Consideration, the Contributor hereby covenants and agrees to transfer, convey, assign and deliver to the Recipient (or such other entity as the Recipient Parties may designate, so long as such entity is directly owned, by the Operating Partnership and, it being acknowledged and agreed, that the Recipient shall not be released from any of the Recipient’s agreements or undertakings set forth herein) at the Closing, and the Recipient covenants and agrees to exchange and accept at the Closing, all right, title and interest in, to and under the Property.

3. Consideration to the Contributor. At the Closing, the Operating Partnership, in exchange for contribution and transfer of the Property by the Contributor to the Recipient, shall issue the Closing Consideration to the Contributor. The parties acknowledge and agree that the issuance of the OP Units to the Contributor shall be reflected in the books and records of the Operating Partnership or the applicable transfer agent, as appropriate, in accordance with the Partnership Agreement. Without limiting any other provision herein, each party hereto shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement, or as may reasonably be requested by the other parties, in order to effect the Transactions.

4. Earnest Money. Within three (3) business days after Effective Date, the Recipient Parties shall deposit the Earnest Money with the Title Company by wire transfer or certified or cashier’s check. Said Earnest Money shall be refundable to Recipient in accordance with this Agreement.

5. Recipient Parties Guarantee. The Recipient Parties each unconditionally and irrevocably guarantee any and all obligations of the Recipient under this Agreement.

6. Issuance of Closing Consideration. At the Closing, the Closing Consideration shall be delivered to the Contributor. Notwithstanding anything herein to the contrary, after the conclusion of a completed Closing, the Earnest Money shall be refunded to the Recipient Parties by Title Company in good funds by wire transfer.

7. Inspection Period; Refund of Earnest Money; Due Diligence Materials.

(a) Recipient shall have until the expiration of the Inspection Period to make such determinations with respect to the Property as Recipient deems appropriate and to elect to either continue or terminate this Agreement, in Recipient’s sole and absolute discretion, for any reason or no reason. Recipient may terminate this Agreement, and receive a full refund of the Earnest Money, less $10.00 to be retained by Contributor as consideration for entering into this Agreement, by delivering written termination notice to Contributor at any time prior to expiration of the Inspection Period. If Recipient does not so terminate this Agreement, the Earnest Money shall thereafter be refundable to Recipient only as expressly otherwise set forth in this Agreement, and this Agreement shall remain in effect.

(b) Within five (5) days after the Effective Date, Contributor shall deliver to Recipient at Contributor’s sole expense the Due Diligence Materials. For each day of Seller’s delay in delivering all of the Due Diligence Materials beyond five (5) days after the Effective Date, the Inspection Period and Closing Date shall (at Purchaser’s option) be extended by one (1) day. Contributor shall also promptly provide any other documents or information in Contributor’s possession or control relating to the Property, the Lease, the Tenant, or any Contract that is reasonably requested by Recipient.

8. Costs and Prorations.

(a) Recipient shall pay the costs of any Survey obtained by Recipient pursuant to Section 12 hereof, the cost of any Rule 3-14 Audit, and the costs of any Phase I environmental report obtained by Recipient. Contributor shall pay for preparation of the deed of transfer, the premium for Recipient’s Title Policy, defined below, and any costs of production of the title search or abstract for the Property to the extent not included in the policy premium. Recipient shall pay the documentary fee and applicable recording costs and filing fees applicable to the deed of transfer and the conveyance of Water Rights, all expenses incident to any financing obtained for the purchase of the Property. All other closing costs shall be borne in accordance with the custom in Saguache County, Colorado.

(b) Property taxes and assessments constituting a lien against the Property for the year in which the Closing occurs and all other unpaid assessments with respect thereto shall be prorated between the parties as of the Closing Date. In the event such proration is based upon a previous year’s taxes or assessment, after Closing, at such time as any of the taxes or assessments are capable of exact determination, the party having the information permitting the exact determination shall send to the other party a detailed report of the exact determination so made. Within thirty (30) days after both Contributor and Recipient shall have received such report, Contributor and Recipient shall adjust the amounts apportioned pursuant to the estimates made at Closing to reflect the exact determinations contained in the report, and Contributor or Recipient, as the case may be, shall pay to the other whatever amount shall be necessary to compensate for the difference.

9. Conditions Precedent To Recipient’s Obligations. Contributor acknowledges that as a condition precedent to Recipient’s obligations hereunder, the following shall occur on or before the Closing Date (or any earlier date indicated below), any of which conditions may be waived by Recipient in its sole discretion:

(a) Recipient shall have received a current Phase I environmental assessment satisfactory to Recipient prepared by a competent licensed environmental engineer satisfactory to Recipient that does not recommend a Phase II environmental assessment and reflecting that there are no hazardous wastes, hazardous materials or fuel (or other storage) tanks located below the surface of the Property, and that the Property is in compliance with all applicable environmental laws, ordinances, rules and regulations.

(b) The Title Company shall be irrevocably committed to issue upon Closing a 2006 ALTA Owner’s Policy of Title Insurance (the “Title Policy”), as evidenced by a “marked up” Title Commitment, defined below, insuring Recipient as owner of fee simple title to the Property, subject only to Permitted Exceptions, in the amount of the Agreed Price, and containing such endorsements as Recipient shall have reasonably requested.

(c) Subject to Sections 18 and 19 below, there shall have been no material adverse change in the condition of any of the Property (including without limitation any Improvements) after expiration of the Inspection Period and prior to the Closing Date.

(d) Each and every representation and warranty of Contributor set forth in Section 14 shall be true and correct in all material respects, and Contributor shall not be in default under any of its other obligations under this Agreement, as of Closing.

(e) There shall have been no material or adverse change to the financial condition of Tenant from the Effective Date prior to Closing.

(f) No law shall have been enacted, entered, promulgated or enforced, and no order shall have been issued, by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the Transactions, and no governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding (each, a “Proceeding”) seeking such an order, shall be pending or threatened.

(g) The Lease and Lease Guaranty shall be in full force and effect in accordance with its terms and conditions.

10. Conditions Precedent to Recipient’s and Contributor’s Obligations. Recipient and Contributor acknowledge that as a condition precedent to Recipient’s and to Contributor’s obligations hereunder, the following shall occur on or before the Closing Date:

(a) Recipient has or anticipates entering into the Related Agreements, and Recipient Parties and Contributor agree that the closing and completion of the Related Agreements and the transactions contemplated therein are integrally related to this Contribution Agreement. Therefore, the transactions described in the Related Agreements shall be closed and completed as contemplated therein.

11. Closing; Deed.

(a) Subject to all preconditions set forth herein, the closing or settlement (“Closing”) of the Transactions contemplated herein, unless terminated in accordance with this Agreement or as otherwise agreed upon by Recipient and Contributor, shall be held via the mails, through the Title Company at 10:00 a.m. on the Closing Date or such other place and time as the parties may agree in writing.

(b) At Closing, Contributor shall convey to Recipient good, marketable and insurable title to the Property by special warranty deed acceptable to Recipient and the Title Company (the “Deed”), subject only to (i) standard exceptions for real property taxes not yet due and payable, and (ii) any other matters which are waived by, or acceptable to, Recipient pursuant to Section 13 below (the “Permitted Exceptions”). The Land description in the Deed shall be the property description from Contributor’s vesting deed(s); provided, that if Recipient obtains a Survey of the Property, Contributor also agrees to execute and deliver a recordable Quit Claim Deed to Recipient at Closing using the Survey description. To the extent necessary and appropriate to convey Water Rights, Contributor shall execute and deliver a quit claim deed, assignment of permits or interests or by other appropriate conveyance (“Water Rights Conveyance Instrument”) in addition to the Deed and other instruments provided for herein in form and substance reasonably acceptable to Recipient. Personal Property to be conveyed shall be conveyed by bill of sale.

12. Survey. During the Inspection Period, Recipient, at Recipient’s expense, may cause a survey of the Property to be prepared by a surveyor selected by Recipient (“Survey”).

13. Title. During the Inspection Period, Recipient shall procure a title insurance commitment in the amount of $528,529.00 covering the Property issued by the Title Company (the “Title Commitment”) and furnish a copy thereof to Contributor. Recipient shall have ten (10) days after receipt of the Title Commitment from Title Company to object to any matters shown on the Title Commitment or Survey by written notice to Contributor (“Title Objection Notice”). Recipient may also object to any new matters thereafter revealed by a title update by subsequent Title Objection Notice to Contributor. Within five (5) business days after receipt of Recipient’s Title Objection Notice, Contributor shall either (i) deliver written notice to Recipient of any title or Survey objections which Contributor elects not to cure, or (ii) cure or satisfy such objections (or commence to cure or satisfy such objections as long as Contributor reasonably believes such objections may be cured or satisfied at least two (2) business days prior to Closing). In the event that Contributor does not deliver written notice to Recipient of any title or Survey objections which Contributor elects not to cure within such five (5) day period, Contributor shall be deemed to have elected to cure all such objections. Within five (5) business days after receipt of Contributor’s written notification that Contributor elects not to cure a title or Survey objection, Recipient may terminate this Agreement and receive a full refund of the Earnest Money by delivering written notice thereof to Contributor. If Recipient does not so terminate this Agreement, then any such title or Survey objection which Contributor elects not to cure shall be deemed waived by Recipient and shall be an additional Permitted Exception. If any objection which Contributor elects to cure is not satisfied by Contributor at least two (2) business days before the scheduled date of Closing, Recipient shall have the right to terminate this Agreement, in which case the Earnest Money shall be returned to Recipient and neither party shall have any further rights, obligations or duties under this Agreement. If Contributor does cure or satisfy the objections at least two (2) business days prior to Closing, then this Agreement shall continue in effect. Any exception to or defect in title which Recipient shall elect to waive, or which is otherwise acceptable to Recipient, shall be deemed an additional Permitted Exception to title at Closing. Contributor covenants and agrees not to alter or encumber in any way Contributor’s title to the Property after the date hereof. Notwithstanding anything in this Agreement to the contrary, Contributor shall cause any deed of trust, mortgage, deed to secure debt, judgment or other lien for a liquidated sum encumbering the Property to be released at or before Closing.

14. Contributor’s Representations and Warranties. As of the date hereof and as of the Closing Date (as evidenced by Contributor’s downdate certificate to be provided at Closing), Contributor represents, warrants and covenants to Recipient that:

(a) Other than the Tenant under the Lease, which shall be effective at Closing, there will be no parties in possession of any portion of the Property as lessees or sublessees, and no other party has been granted an oral or written license, lease, sublease, option, purchase agreement or other right pertaining to the use, purchase or possession of any portion of the Property. Except as otherwise disclosed, all Contracts are valid and binding in accordance with their respective terms and conditions, are in full force and effect, and have no uncured breach or default by any party. No off-sets or defenses are available to any party under any Contract. All Contracts are cancellable upon not more than thirty (30) days prior written notice. There are no leasing brokerage agreements, leasing commission agreements or other agreements providing for the payment of any amounts, and no commissions due, for leasing activities with respect to the Property.

(b) The Contributor has not received notice of any default (nor is there any default) under any note, mortgage, deed of trust or other security interest or loan document or indebtedness related to or secured by the Property. The execution and delivery of this Agreement, the consummation of the Transactions herein contemplated and the compliance with the terms and provisions hereof will not conflict with or (with or without notice or the passage of time or both) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement or instrument to which the Contributor is a party or by which the Contributor or the Property is bound, any applicable regulation or any judgment, order or decree of any court having jurisdiction over the Contributor or the Property.

(c) The Contributor has not received any notice, nor is the Contributor aware, of any violation of any ordinance, regulation, law, statute, rule or restriction relating to the Property.

(d) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any applicable debtor relief laws or any other litigation contemplated by or pending or threatened against the Contributor or the Property.

(e) Contributor has been duly organized and is validly existing under the laws of the State of Illinois. Contributor has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Contributor pursuant hereto and to consummate or cause to be consummated the Transactions contemplated herein to be made by Contributor. The person signing this Agreement on behalf of Contributor is authorized to do so. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Contributor, enforceable in accordance with their respective terms. No other signatures or approvals are required to make this Agreement fully enforceable by the Recipient with respect to the Contributor or the Property. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Contributor, enforceable in accordance with their respective terms.

(f) The Contributor has and will convey to the Recipient good, marketable and indefeasible title in fee simple to the Property, subject only to the Permitted Exceptions.

(g) There is no pending or threatened condemnation or similar proceeding or assessment affecting the Property or any part thereof, nor to the knowledge of the Contributor is any such proceeding or assessment contemplated by any Governmental Entity other than assessments relating to Water Rights and Subdistrict No. 1 appearing in arrears on property tax notices. There will be no claim against the Property or Recipient for or on account of work done, materials furnished, and utilities supplied to the Property prior to the Closing Date. There are no public plans or proposals for changes in road grade, access, or other municipal improvements known to Contributor which would adversely affect the Property or result in any assessment; and Contributor has no knowledge or notice of any pending ordinance authorizing improvements, the cost of which might be assessed against Recipient or the Property, is pending.

(h) Except as disclosed in the Due Diligence Materials, no Improvements on the Land are located within the area determined to be within any flood hazard areas, including the 100-year flood plain on the Flood Insurance Rate Map published by the Federal Emergency Management Agency and/or by the United States Army Corps of Engineers and/or the county or counties in which the Land is located and/or the State of Colorado.

(i) Contributor has not entered into any agreement to dispose of its interest in the Property or any part thereof, except for this Agreement.

(j) Contributor is not a party to any litigation which is still pending, and knows of no threatened litigation, affecting or relating to the Property.

(k) Neither the Contributor, nor to Contributor’s knowledge, any other party has ever caused or permitted any “hazardous material” (as hereinafter defined) to be placed, held, located, or disposed of on, under, or at the Property or any part thereof in forms or concentrations which violate applicable laws and regulations, and, to Contributor’s knowledge, neither the Property nor any part thereof has ever been used as a dump or storage site (whether permanent or temporary) for any hazardous material. As used herein, “hazardous material” means and includes any hazardous, toxic, or dangerous waste, substance, or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation Liability Act (42 U.S.C. Section 9601, et seq., as amended) or any other “super fund” or “super lien” law or any other Federal, State, or local statute, or law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability for standards of conduct concerning any substance or material, as presently in effect. The Property does not currently contain any underground storage tanks and any storage tanks previously located on the Property have been removed in accordance with the requirements of all applicable laws with “clean closure” or “no further action” letter(s), or comparable letters, issued by the State of Colorado in connection therewith. Without limiting the other provisions of this Section 14(k), there has never been any release or spill in reportable quantities of oil, fuel or any other substance stored in storage tanks of any kind on the Property.

(l) The Contributor (i) has duly and timely filed (or has had filed on the Contributor’s behalf) all income, franchise, and other material tax returns related to the Property and required to be filed by the Contributor, and (ii) has paid (or has had paid on the Contributor’s behalf) all material taxes shown as due on such tax returns and all other material taxes (whether or not shown on such tax returns) that relate to the Property and are required to be paid by the Contributor, and such tax returns are true, correct and complete in all material respects. There are no audits, examinations or other proceedings relating to any taxes of the Contributor related to the Property, except as disclosed by the Contributor, or any taxes imposed with respect to the Property by any Governmental Entity in progress. The Contributor has not received any written notice from any Governmental Entity that such Governmental Entity intends to conduct such an audit, examination or other proceeding in respect to taxes or make any assessment for taxes, and the Contributor does not otherwise have any knowledge that any such audit, examination, or other proceeding is threatened. The Contributor is not a party to any litigation or pending litigation or administrative proceeding regarding taxes related to the Property. There is currently not any appeal or application to appeal current or past real or personal property tax assessments pending with respect to the Property.

(m) At the Effective Date and at the Closing, all of the representations of the Contributor set forth on Exhibit H are and shall be true and correct.

Contributor hereby indemnifies and holds harmless Recipient from and against any and all Loss or Losses, claims, demands, actions, causes of action and suits arising out of or in any way related to any breach of any representation, warranty, covenant or agreement of Contributor in this Agreement, and the Contributor agrees and acknowledges that, upon any such breach by the Contributor, the Recipient Parties may, but shall not be required to, satisfy any such Loss by cancelling or taking possession of a number of OP Units held by the Contributor having a value equal to the amount of such Loss. For purposes of this Section 14, the term “Loss” means any loss, expense (including without limitation reasonable attorney fees), liability or cost.

15. Recipient’s Representations and Warranties.

(a) Each of the Recipient Parties is duly organized and validly existing under the laws of its state of formation. Each of the Recipient Parties has the full right and authority to enter into this Agreement and to transfer all of the and to consummate or cause to be consummated the Transactions contemplated herein. The person signing this Agreement on behalf of each of the Recipient Parties is authorized to do so. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of the Recipient Parties, enforceable in accordance with their respective terms. No other signatures or approvals are required to make this Agreement fully enforceable by the Contributor with respect to the Recipient Parties. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of the Recipient Parties, enforceable in accordance with their respective terms.

(b) The OP Units, when issued and delivered in accordance with the terms of this Agreement in exchange for the Property, will be duly and validly issued, and free of any Liens (other than any Liens arising under this Agreement, pursuant to the terms of the Articles of Incorporation of the REIT (as amended from time to time, the “REIT Charter”) or the Partnership Agreement, through action of the Contributor or pursuant to any applicable securities laws). Upon the issuance of the OP Units at Closing, the Contributor will be admitted as a partner of the Operating Partnership.

(c) Recipient Parties and each of them is not a party to any litigation which is still pending, and knows of no threatened litigation, affecting or relating in any way to any Recipient Party’s ability to enter this Agreement and perform Recipient’s duties hereunder or under the Lease.

(d) Each of the Recipient Parties (i) has duly and timely filed (or has had filed on the Recipient Party’s behalf) all income, franchise, and other material tax returns required to be filed by the Recipient Party, and (ii) has paid (or has had paid on the Recipient Party’s behalf) all material taxes shown as due on such tax returns and all other material taxes (whether or not shown on such tax returns) that are required to be paid by the Recipient Party, and such tax returns are true, correct and complete in all material respects. There are no audits, examinations or other proceedings relating to any taxes of any Recipient Party except as disclosed by the Recipient Party. No Recipient Party has received any written notice from any Governmental Entity that such Governmental Entity intends to conduct such an audit, examination or other proceeding in respect to taxes or make any assessment for taxes, and the Recipient Parties do not otherwise have any knowledge that any such audit, examination, or other proceeding is threatened.

(e) Recipient Parties and each of them hereby indemnifies and holds harmless Contributor from and against any and all Loss or Losses, claims, demands, actions, causes of action and suits arising out of or in any way related to any breach of any representation, warranty, covenant or agreement of Recipient Parties in this Agreement, and the each Recipient Party agrees and acknowledges that, upon any such breach by any Recipient Party, the Contributor may, but shall not be required to, satisfy any such Loss by paying cash or, with Contributor’s consent, by issuing a number of OP Units having a value equal to the amount of such Loss. For purposes of this Section 15, the term “Loss” means any loss, expense (including without limitation reasonable attorney fees), liability or cost.

16. Broker and Broker’s Commission. Recipient and Contributor each represent and warrant to the other that such party has not incurred an obligation to any broker or agent in connection with the Transaction contemplated hereby. Each party hereby covenants and agrees to defend, indemnify and hold harmless the other party against and from any and all loss, expense (including without limitation reasonable attorney’s fees), liability, cost, claim, demand, damage, action, cause of action and suit arising out of or in any manner relating to the alleged employment or use by such party of any real estate broker or agent in connection with the Transactions. The provisions of this Section 16 shall survive the Closing of the Transactions.

17. Survey and Inspection. Recipient and Recipient’s agents, employees and independent contractors shall have the right and privilege at reasonable times and after reasonable notice to Contributor to enter upon the Property during the Inspection Period to survey and inspect the Property and to conduct soil borings, environmental assessment and toxic waste studies and other geological, engineering, water or landscaping tests or studies or building inspections, all at Recipient’s sole cost and expense. Recipient hereby covenants and agrees to indemnify and hold harmless Contributor from any and all loss, liability, cost (including without limitation reasonable attorney fees), claim, demand, damage, action, cause of action and suit arising out of or in any manner related to the exercise by Recipient of Recipient’s rights under this section (but not the existence of any condition discovered in the course of Recipient’s inspections and testing).

18. Eminent Domain. If, after the Effective Date and prior to Closing, Contributor shall receive notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Contributor shall immediately notify Recipient in writing, and Recipient shall elect within thirty (30) days from and after such notice, by written notice to Contributor, one of the following: (a) not to close the transaction contemplated hereby, in which event all Earnest Money shall be refunded to Recipient and this Agreement shall be void and of no further force and effect; or (b) to close the purchase of the Property contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Closing Consideration shall remain the same and Contributor shall transfer and assign to Recipient at Closing all condemnation proceeds and rights to additional condemnation proceeds, if any. If Recipient elects to purchase after receipt of such a notice, all actions taken by Contributor with regard to such eminent domain proceedings, including but not limited to, negotiations, litigation, settlement, appraisals and appeals, shall be subject to the approval of Recipient, which approval shall not be unreasonably withheld. If Recipient does not make such election within the aforesaid time period, Recipient shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) above.

19. Property Damage. If, after the Effective Date and prior to Closing, the Property shall suffer significant damage as the result of fire or other casualty, Contributor shall immediately notify Recipient in writing. In the event said damage results in damage of the improvements situated on the Property in the amount of Ten Thousand and No/100 Dollars ($10,000.00) or greater, Recipient shall have the right to elect within fifteen (15) days from and after such notice, by written notice, one of the following: (a) not to close the transaction contemplated hereby, in which event all Earnest Money shall be refunded to Recipient and this Agreement shall be void and of no further force and effect; or (b) to close the purchase of the Property contemplated hereby in accordance with its terms but subject to such damage, in which event the Closing Consideration shall remain the same and Contributor shall transfer and assign to Recipient at Closing all insurance proceeds received or to be received as a result of such damage, and Recipient shall receive a credit against the Closing Consideration for any insurance deductible or uninsured loss. If Recipient does not make such election within the aforesaid time period, Recipient shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) above. In the event less than Ten Thousand and No/100 Dollars ($10,000.00) of damage to the improvements situated on the Property exists, this Agreement shall remain in full force and effect, but, at Closing, Contributor shall transfer and assign to Recipient all insurance proceeds received or to be received as a result of such damage, and Recipient shall receive a credit against the Closing Consideration for any insurance deductible or uninsured loss.

20. Condition of Property. Subsequent to the Effective Date and prior to Closing, Contributor shall maintain the Property in accordance with its past practices and ordinary maintenance, but shall not be required to provide any extraordinary maintenance.

21. Operations. After the Effective Date and prior to the Closing Date, Contributor shall neither enter into any new, nor terminate, modify, extend, amend or renew any existing, lease or service, management, maintenance, repair, employment, union, construction, leasing or other contract or agreement affecting the Property (each, a “New Agreement”) without providing at least five (5) business days prior notice (and opportunity to review and approve the New Agreement) to Recipient. Recipient shall have five (5) business days after Recipient’s actual receipt (notwithstanding the notice provisions in Section 22 below) of a true, correct and complete copy of a New Agreement to approve the same. If Recipient does not approve any such New Agreement that Contributor will enter into prior to expiration of the Inspection Period, then Recipient’s sole and exclusive remedy will be to terminate this Agreement by delivering written notice to Contributor no later than five (5) business days after receiving the New Agreement, and in such event Recipient shall receive a full refund of the Earnest Money. If Recipient fails to terminate this Agreement as set forth in the preceding sentence, it shall be deemed to have approved the New Agreement that Contributor will enter into prior to expiration of the Inspection Period in the form provided. Contributor may not enter into New Agreement after expiration of the Inspection Period unless Recipient has approved the same in writing. Contributor shall cause any Contracts which Recipient elects in its discretion not to assume to be cancelled at or before Closing.

22. Notice. Notices provided for in this Agreement must be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent via a reputable express courier, (iv) sent by facsimile during normal business hours with a confirmation copy delivered by another method permitted by this Section 22 other than electronic mail, or (v) sent by electronic mail during normal business hours with a confirmation copy delivered by another method permitted by this Section 22 other than facsimile, addressed as set forth below. Notice sent by U.S. mail is deemed delivered three days after deposit with the U.S. Postal Service. Notice sent by a reputable express carrier is deemed received on the day receipted for by the express carrier or its agent. Notice sent via facsimile is deemed delivered upon the transmission to the phone number designated as the recipient’s facsimile phone number below. Notice sent via electronic mail is deemed delivered upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail addresses set forth above. The addresses of the parties to which notices are to be sent shall be Recipient’s Address or Contributor’s Address, as applicable, as set forth in Section 1 above. Any party shall have the right from time to time to change the address to which notices to it shall be sent to another address, and to specify two additional addresses to which copies of notices to it shall be mailed, by giving to the other party at least ten (10) days prior notice of the changed address or additional addresses.

23. Remedies. If the Transactions fail to close by reason of Recipient’s failure to perform its obligations under this Agreement, the Earnest Money shall be retained by Contributor as liquidated damages, the parties hereby acknowledging that Contributor’s actual damages in such circumstances would be difficult, if not impossible, to determine. Contributor expressly acknowledges and agrees that retention of the Earnest Money as provided for herein shall be Contributor’s sole and exclusive remedy in the event of Recipient’s failure to perform its obligations hereunder. If the Transactions fail to close for any reason other than Recipient’s failure to perform his obligations hereunder, the Earnest Money shall promptly be refunded to Recipient. In the event Contributor fails or refuses to convey the Property in accordance with the terms hereof or otherwise fails to perform its obligations hereunder, Recipient shall have the right to a refund of all Earnest Money, specific performance and all other rights and remedies available at law or in equity for Contributor’s breach, all` of which are reserved, cumulative, and nonexclusive. Contributor waives the right to assert the defense of the lack of mutuality in any suit for specific performance instituted by Recipient. Without limiting the foregoing, the prevailing party shall also be entitled to obtain its attorneys’ fees and costs in connection with enforcing its rights and remedies under this Agreement.

24. Time of Essence. Time is of the essence of this Agreement.

25. Closing Documents. At or prior to Closing, each party shall deliver to the other party appropriate evidence to establish the authority of such party to enter into and close the Transactions contemplated hereby. Contributor also shall execute and deliver to the Title Company at Closing, for it to hold in escrow pending Recipient’s payment of the Closing Consideration: (i) the Deed; (ii) a certificate with respect to Section 1445 of the Internal Revenue Code stating, among other things, that Contributor is not a foreign corporation as defined in the Internal Revenue Code and I.R.S. Regulations; (iii) the General Assignment substantially in the form attached hereto as Exhibit E; (iv) Contributor’s representation and warranty downdate certificate under Section 14; (v) a counterpart signature page to the Partnership Agreement in the form attached hereto as Exhibit F, (vi) a completed Accredited Investor Questionnaire, substantially in the form attached hereto as Exhibit G, (vii) the Water Rights Conveyance Instrument (if applicable), and (viii) such other documents reasonably necessary or appropriate to complete and evidence the Transactions contemplated hereby, as reasonably requested by Contributor, the Recipient or Title Company, including without limitation a standard title company owner’s affidavit.

26. Withholding. Notwithstanding anything to the contrary herein or elsewhere, the Recipient may withhold and pay over to a Governmental Entity a portion of any payments or other consideration otherwise to be made to the Contributor, in each case as required by the Code, or other applicable law, and (a) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor, and (b) for the sake of clarity, the Contributor shall have no claim against the Recipient Parties, or any of their affiliates, with respect to any amount so withheld and paid over. An amount required to be withheld by the REIT, the General Partner or the Operating Partnership may be withheld in kind. In the event of such withholding, the Recipient shall give the Contributor advance written notice, prior to withholding.

27. Entire Agreement. This Agreement constitutes the entire agreement of the parties and may not be amended except by written instrument executed by Recipient and Contributor. All prior understandings and agreements between the parties are deemed merged herein.

28. Headings. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof.

29. Possession. Contributor shall deliver actual possession of the Property at Closing, subject to the Lease.

30. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and venue for any civil action brought hereunder shall lie in the Colorado State courts in Saguache County, Colorado.

31. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns as the case may be. No assignment of any part of this Agreement or any right or obligation hereunder may be made by any party without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void and no force or effect; provided, however, that the Recipient shall be entitled to assign any of its rights or delegate any of its obligations under this Agreement to an affiliate of the Recipient (so long as such entity is directly owned by the Operating Partnership) and to allocate the portion of the Land to be acquired by the Recipient; provided further, that no such assignment or delegation shall relieve Recipient of its obligations hereunder.

32. Surviving Clauses. The provisions of this Agreement relating to tax prorations after Closing, Recipient’s indemnification with respect to its entering upon the Property prior to Closing, Contributor’s representations, covenants, warranties and indemnity agreement in Section 14, Contributor’s agreement to cooperate with a Rule 3-14 Audit, Contributor’s covenant not to encumber the Property subsequent to the date hereof, the mutual covenants of Contributor and Recipient to indemnify each other, as the case may be, as set forth in Section 16 and elsewhere, including covenants to pay attorney fees to a prevailing party, shall not merge into the Deed but instead shall survive any Closing pursuant to this Agreement. Except as set forth in the preceding sentence or as otherwise expressly set forth herein, no other provision of this Agreement shall survive the Closing of the Transactions.

33. Press Releases and Public Announcements. The Contributor agrees that it shall not issue any press release or public announcement or any other disclosure concerning this Agreement or the Transactions without the prior consent of the Recipient Parties.

34. Non-Solicitation. From and after the Effective Date, Contributor shall not market the Property for sale, or solicit or accept any back-up offers with respect to the sale of the Property.

35. Access to Information. Up to and following the Closing, the Contributor shall provide the Recipient with reasonable access to such business records specific to the Property and shall perform such reasonable actions pertaining to the Property when requested by the Recipient, including but not limited to, any records or actions reasonably requested by the Recipient (i) to satisfy its obligations with respect to the Farm Service Agency or any other Governmental Entity, (ii) to assist with filings with the United States Securities and Exchange Commission, including any cooperation required by the Recipient’s auditors and counsel in relation to and with such filings, (iii) in connection with any Rule 3-14 Audit, and (iv) to fulfill any inquiry or inquiries which the Recipient in its reasonable discretion deems necessary hereunder; provided, however, that the Contributor’s obligation to provide records pursuant to this section shall be limited to such records relating to periods up to and including the date of Closing.

36. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise specified, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Property is located.

37. Transfer of OP Units.

The General Partner consents to the transfer of the OP Units held by Contributor to the Owners of Contributor, provided that the Owners of Contributor are Qualified Transferees (as defined in the Partnership Agreement) at the time of the transfer of the OP Units to Owners of Contributor Upon a transfer of OP Units from Contributor to the Owners of Contributor, the General Partner will admit the Owners of Contributor as Substituted Limited Partners (as defined in the Partnership Agreement) upon the delivery to the General Partner by the Owners of Contributor of executed counterpart signature pages to the Partnership Agreement.

IN WITNESS WHEREOF, this Contribution Agreement has been duly executed on the day and year first above written.

RECIPIENT:

Gunbarrel Road Alamosa, LLC, a Delaware limited liability company

By: Gladstone Land Limited Partnership, a Delaware limited partnership, its sole member and manager

By: Gladstone Land Partners, LLC, a Delaware limited

liability company, its General Partner

By: Gladstone Land Corporation, a Maryland corporation, its Manager

By: /s/ David Gladstone

Name:	David Gladstone

Title: Chief Executive Officer

REIT:

Gladstone Land Corporation, a Maryland corporation

By: David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Contribution Agreement has been duly executed on the day and year first above written.

GENERAL PARTNER:

Gladstone Land Partners, LLC, a Delaware limited

liability company

By: Gladstone Land Corporation, a Maryland corporation, its Manager

By: /s/ David Gladstone

Name:	David Gladstone

Title: Chief Executive Officer

OPERATING PARTNERSHIP:

Gladstone Land Limited Partnership, a Delaware limited partnership

By: Gladstone Land Partners, LLC, a Delaware limited liability company, its General Partner

By: Gladstone Land Corporation, a Maryland

corporation, its Manager

By: /s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Contribution Agreement has been duly executed on the day and year first above written.

CONTRIBUTOR:

SAM Investments, Inc., an Illinois corporation By: /s/ Steve Klemen

Name: Steve Klemen

Title: President

EXHIBIT A
LAND

SAM Investments, Inc. – Contribution Agreement — $528,529

Township 41 North, Range 9 East, N.M.P.M., County of Saguache, State of Colorado

Section 18: NW1/4

The foregoing being together with all water and water rights, surface and surface rights, well and well rights which are or may be used on or in connection with the above described real property, including, but not limited to, adjudicated water rights and decrees and priorities therefore; well permits issued by the State Engineer; all canals, reservoirs, pipelines, tunnels, and rights of way appurtenant to or used in connection with the above-described real property.

EXHIBIT B
PERSONAL PROPERTY

See attachedEXHIBIT C
DUE DILIGENCE MATERIALS

(a) Plans, drawings, specifications and engineering and architectural studies and work (including “as built” plans and drawings, if any) with regard to the Property that are in Contributor’s possession;

(b) Any appraisals, surveys, title policy(ies) or title work of the Property obtained during the period during which Contributor has owned the Property or otherwise in Contributor’s possession;

(c) Operating budgets for the Property for the two (2) most recent complete calendar years and the current year;

(d) Income and expense statements for the two (2) most recent complete calendar years and the current year-to-date;

(e) Copies of any current Lease and any amendments or proposed amendments thereto;

(f) As to each Lease and Tenant, a statement of (i) the rent payable under such Lease for the last five (5) years, (ii) the date on which rent is due under each Lease, (iii) all receipts for rent and the rental period for which, rent has been paid, (iv) the expiration date of such Lease and any renewal or extension options, (v) information regarding the status of security deposits, if applied, and (vi) the identity of any sublessee(s) or licensee (s) of any part of the Property (including without limitation, any licensee of any hunting, fishing or other Recreational Rights with respect thereto), including the material terms of any such sublease or license;

(g) Copies of all correspondence in Contributor’s possession relating to any Lease or Government Payments;

(h) Real estate tax bills and statements for the current year and the previous two (2) years with respect to the Property;

(i) Utility bills for the Property for the two (2) most recent complete calendar years and the current year-to-date;

(j) Copies of insurance certificates with respect to the Property;

(k) Copies of all of the Contracts and any amendments or proposed amendments thereto;

(l) Copies of any soil boring or other similar engineering reports with respect to the Property obtained during the period during which Contributor has owned the Property;

(m) Any environmental assessment report or study with respect to the Property in Contributor’s possession;

(n) Copies of any warranties relating to any Improvements or Personal Property included in the Property;

(o) Any information in Contributor’s possession or control from any governmental agency or authority regarding the Property or adjacent properties;

(p) Copies of all notices and correspondence received from any governmental agency of authority regarding the Property or adjacent properties;

(q) Copies of all notices and correspondence received from third-parties claiming an interest or right in and to the Property, or any portion thereof;

(r) Copies of all certificates, applications, permits or other documents related to or evidencing Water Rights associated with the Property or any portion thereof; and

(s) Copies of the most current and up to date financial statements for the Tenant and for years 2014, 2013 and 2012.

EXHIBIT D
LEASE

See attachedEXHIBIT E
GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is entered into as of the        of      , 20      , by        (“Assignor”), whose address is      , in favor of        (“Assignee”), a      whose address is       .

1. Contribution Agreement; Defined Terms. This Assignment is being executed and delivered pursuant to that certain Contribution Agreement, dated as of , 2016 (the “Contribution Agreement”), by and among the Assignor, the Assignee, Gunbarrel Road Alamosa, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership, Gladstone Land Corporation, a Maryland corporation, Gladstone Land Partners, LLC, a Delaware limited liability company, and Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Contribution Agreement.

2. Assignment and Conveyance. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby bargains, sells, conveys, grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the following in accordance with the terms and conditions of the Contribution Agreement:

i.	[All Contracts not previously terminated at Assignee’s request];

ii.	All Personal Property scheduled in Exhibit B to the Purchase Agreement and not conveyed by bill of sale;

iii.	All warranties, guarantees, bonds, licenses, building permits, certificates of occupancy, zoning certificates, and other governmental permits and licenses to and in connection with the construction, development, ownership, use, operation or maintenance of the Property or any part thereof, to the extent the same are assignable; and

iv.	All Water Rights not otherwise conveyed.

5. Indemnity. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, damages, demands, causes of action, liabilities, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees) asserted against or incurred by Assignee caused by the failure of Assignor to perform any obligation under any of the Contracts, or the Lease first arising prior to the date hereof.

6. Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

7. Attorneys’ Fees. If either Assignee or Assignor or their respective successors or assigns file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

10. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR

By:
Title:

ASSIGNEE

EXHIBIT F

COUNTERPART SIGNATURE PAGE TO PARTNERSHIP AGREEMENT

The undersigned has thoroughly and carefully read the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, a Delaware limited partnership, dated as of October 7, 2014, and hereby adopts, agrees and assents to all provisions of said First Amended and Restated Agreement of Limited Partnership.

CONTRIBUTOR:

[CONTRIBUTOR NAME]

By:
Name:
Title:

EXHIBIT G

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned (the “Contributor”) hereby certifies to Gladstone Land Limited Partnership, a Delaware limited Partnership (the “Partnership”), that as of [], 2016 (the “Certification Date”), one or more of the following categories of “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission (the “SEC”)) correctly describes the undersigned, and the undersigned has indicated in the appropriate place which provision(s) below so describe(s) the undersigned (check all that apply):

A natural person whose individual net worth, or joint net worth with such person’s spouse, is in excess of $1,000,000. For purposes of this determination, (i) such person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence as of the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount that was outstanding on the date 60 days prior to the date hereof, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence as of the date hereof shall be included as a liability.

A natural person who had an individual income in excess of $200,000 or joint income with such person’s spouse in excess of
$300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

A corporation, Massachusetts or similar business trust, partnership, limited liability company, or organization described in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring a limited partnership interest in the Partnership, with total assets in excess of $5,000,000.

A bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”)) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
An insurance company (as defined in Section 2(a)(13) of the Securities Act).
An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
A business development company (as defined in Section 2(a)(48) of the Investment Company Act).
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

An employee benefit plan (an “ERISA Plan”) within the meaning of Title I of Employee Retirement Income Security Act of 1974,
as amended (“ERISA”), whose decision to purchase a limited partnership interest in the Partnership was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is either a bank, savings and loan association, insurance company or registered investment adviser.

An ERISA Plan with total assets in excess of $5,000,000.
A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring a limited partnership interest in the Partnership, whose purchase of such limited partnership interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

An entity in which all of the equity owners fit into at least one of the categories checked above.

None of the above apply.
CONTRIBUTOR:
[CONTRIBUTOR NAME]
By:

Name:

Title:

EXHIBIT H

SECURITIES LAW REPRESENTATIONS

1. Representations. In deciding to engage in the Transactions, including the acquisition of the OP Units, neither the Contributor nor any equity holder thereof is relying upon any representations made to it by the Recipient Parties, or any of their respective partners, officers, employees, or agents that are not contained herein. The Contributor is aware of the risks involved in investing in the OP Units and in the shares of common stock, par value $0.01 per share, of the REIT (“Common Stock”) that may be issuable at the REIT’s election upon redemption of such OP Units in accordance with the Partnership Agreement.

2. No Registration. The Contributor and each equity holder thereof understands that the offer and sale of the OP Units have not been registered under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) or any state securities laws, and are instead being offered and sold in reliance on an exemption from such registration requirements and that the REIT’s and the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein.

3. Investment Intent. The Contributor is acquiring the OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such OP Units. The Contributor agrees and acknowledges that except as permitted by the Partnership Agreement and this Contribution Agreement, it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the REIT) shall have furnished the REIT and the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the REIT and the General Partner, to the effect that no such registration is required because of the availability of an exemption from registration under the Act. The Contributor acknowledges the additional restrictions on Transfer imposed by the REIT Charter and the Partnership Agreement.

4. Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement and the Partnership Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the REIT and the Operating Partnership, the business and prospects of the REIT and the Operating Partnership, and the issuance of the OP Units, as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Operating Partnership, the business and prospects of the REIT and the Operating Partnership, and the OP Units, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units.

5. Holding Period; Restrictions. The Contributor acknowledges that it has been advised that: (i) the OP Units issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Operating Partnership has no obligation or intention to register the issuance or the resale of any of the OP Units); accordingly, the Contributor may have to bear indefinitely the economic risks of an investment in the OP Units; (ii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit certificates (if any); and (iii) a notation shall be made in the records of the Operating Partnership or the applicable transfer agent, if any, indicating that the OP Units are subject to restrictions on transfer and ownership, including those set forth in the Partnership Agreement.

6. Value. The Contributor understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the OP Units.

7. Lack of Market for OP Units. The Contributor understands that there is no established public, private or other market for the OP Units to be acquired by the Contributor hereunder and it is not anticipated that there will be any public, private or other market for such OP Units in the foreseeable future.

8. Legend on Certificates Representing Shares of Common Stock. The Contributor acknowledges that any certificate representing shares of Common Stock that may be issuable at the REIT’s election upon redemption of OP Units shall bear, the following legend, together with any legends required by the REIT Charter:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

9. Legend on Certificates Representing OP Units. Each OP Unit certificate, if any, issued pursuant to this Agreement shall bear the following legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THIS CERTIFICATE IS NOT NEGOTIABLE. THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH (A) THE PROVISIONS OF THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLADSTONE LAND LIMITED PARTNERSHIP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND (B) ANY APPLICABLE FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS.

SCHEDULE 1

RELATED AGREEMENTS

1.	Agreement of Purchase and Sale by and between Ernest Myers, Virginia Myers and Recipient dated February 11, 2016.

2.	Agreement of Purchase and Sale by and between Sam Investments, Inc. and Recipient dated on or about even date herewith.

3.	Contribution Agreement by and between Mountain Valley Produce, LLC, Gladstone Land Corporation, Gladstone Land Partners, LLC, Gladstone Land Limited Partnership and Recipient dated on or about even date herewith.

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